Exhibit 21

LIST OF SUBSIDIARIES

United States

The Santa Anita Companies, Inc. (Delaware)
    Los Angeles Turf Club, Incorporated (California) (Santa Anita Park)
SLRD Thoroughbred Training Center, Inc. (Delaware) (San Luis Rey Downs)
Gulfstream Park Racing Association, Inc. (Florida)
    Orchid Concessions, Inc. (Florida) (Gulfstream Park Food and Beverage)
    GPRA Commercial Enterprises, Inc.
        The Village at Gulfstream Park, LLC
Pacific Racing Association (California) (Golden Gate Fields)
MEC Land Holdings (California) Inc. (California)
Remington Park, Inc. (Oklahoma)
Thistledown, Inc. (Ohio)
MI Racing Inc. (Delaware) (Great Lakes Downs)
MEC Holdings (USA) Inc. (Delaware)
Bay Meadows Operating Company, LLC (Delaware)
Bay Meadows Catering Company (California)
40000 Delaware Inc. (Delaware)
MEC Global Wagering Solutions LLC (Delaware)
MEC Pennsylvania Racing Services, Inc. (Delaware)
GPRA Thoroughbred Training Center, Inc. (Delaware) (Palm Meadows)
    Palm Meadows Estates, LLC (Delaware)
MEC Land Holdings (Oregon) LLC (Delaware)
MEC Oregon Racing, Inc. (Delaware) (Portland Meadows)
MEC Dixon, Inc. (Delaware)
DLR, Inc.
OTL, Inc.
MEC Texas Racing, Inc. (Delaware)
Racetrack Holdings, Inc. (Delaware)
    MEC Lone Star, L.P. (Delaware) (Lone Star Park at Grand Prairie)
        MEC Texas Concessions, LLC (Texas)
MEC Maryland Ventures, LLC (Maryland)
MEC Maryland Investments, Inc. (Delaware)
    30000 Maryland Investments LLC (Delaware)
        AmTote International Inc. (Delaware)
            AmTote Canada, Inc. (Ontario)

            AmTote Australasia Pty Limited (NSW Australia)
Maryland Racing, Inc. (Delaware)
MJC Racing (2007) LLC (Delaware)
    Maryland Turf Caterers, Inc. (Maryland)
        MTC Cecil County, Inc. (Maryland)
    Laurel Racing Assoc., Inc. (Maryland) (Laurel Park)
        Laurel Racing Association Limited Partnership (Maryland)
            Prince George’s Racing, Inc. (Maryland)
                Southern Maryland Agricultural Association (Maryland)
            Maryland OTB Facilities, LLC (Maryland)
            New Maryland OTB Facilities, LLC (Maryland)
    Pimlico Racing Association, Inc. (Maryland)
        The Maryland Jockey Club of Baltimore City, Inc. (Maryland) (Pimlico)
            Southern Maryland Racing, Inc. (Maryland)
                Southern Maryland Agricultural Association (Maryland)
            Maryland OTB Facilities, LLC (Maryland)

            New Maryland OTB Facilities, LLC (Maryland)
Michigan Racing, Inc. (Delaware)
XpressBet, Inc. (Delaware)

MEC Media Distribution Corp. (Delaware)
    MEC Media Television Holdings, Inc. (Delaware)
Sunshine Meadows Racing, Inc.
Aurora Hospitality Services, Inc. (Delaware)
MEC Developments, Inc. (Delaware)
MEC Services Corp. (Delaware)
Fex Straw Manufacturing Inc. (Delaware)
Santa Anita Commercial Enterprise, Inc. (Delaware)
    Santa Anita Associates LLC (Delaware)
MEC Content Holdco LLC (Delaware)
    TrackNet Media Group LLC (Delaware)
MEC HRTV Holdco LLC (Delaware)
    HRTV, LLC (Delaware)

Canada

MEC Holdings (Canada) Corp. (Nova Scotia)
    Adena Meadows II Limited (Ontario)
    690346 Ontario Inc. (Ontario)
    805062 Ontario Limited (Ontario)

    1180482 Ontario Inc (Ontario)

Europe

MEC Projektentwicklungs AG (Austria)
    FEX ÖKO-Faserverarbeitungs GmbH (Austria)
    MEC Grundstücksentwicklungs GmbH (Austria)
        MEC Sport and Entertainment Holding GmbH (Austria)
            MEC Sport and Entertainment GmbH (Austria)
MEC Racino Holding GmbH (Austria)
    MEC Magna Racino Veranstaltungs GmbH (Austria)
        Fontana Beteiligungs AG (Austria)
            Fontana Restaurant GmbH (Austria)